LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS

       Know all by these presents, that the undersigned hereby constitutes and appoints each of Steve J. Beilke, George
Ann
Biros, Michael M. Dai, Patricia L. Meagher, and Gregg M.
Larson,
each acting individually, as the undersigneds true and lawful attorney-in-fact, with full power and authority as hereinafter described on behalf of and in the name, place and stead of the undersigned to:

       (1)	prepare, execute, acknowledge, deliver and
file Forms
3, 4, and 5 (including any amendments thereto) with respect to the securities of 3M Company, a Delaware corporation (the
Company), with the United States Securities and Exchange
Commission, any national securities exchanges and the Company, as considered necessary or advisable under Section 16(a) of the
Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, as amended from time to time (the
Exchange Act);

       (2)	seek or obtain, as the undersigneds
representative
and on the undersigneds behalf, information on transactions in the Companys securities from any third party, including brokers, employee benefit plan administrators and trustees, and the undersigned hereby authorizes any such person to release any such information to the undersigned and approves and ratifies any such release of information; and

       (3)	perform any and all other acts which in the
discretion of such attorney-in-fact are necessary or desirable for and on behalf of the undersigned in connection with the foregoing.

The undersigned acknowledges that:

       (1)	this Power of Attorney authorizes, but does
not
require, each such attorney-in-fact to act in their discretion on information provided to such attorney-in-fact without independent verification of such information;

       (2)	any documents prepared and/or executed by
either such
attorney-in-fact on behalf of the undersigned pursuant to this
Power of Attorney will be in such form and will contain such information and disclosure as such attorney-in-fact, in his or her discretion, deems necessary or desirable;

       (3)	neither the Company nor either of such
attorneys-in-
fact assumes (i) any liability for the undersigneds responsibility to comply with the requirement of the Exchange
Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit disgorgement under
Section 16(b) of the Exchange Act; and

       (4)	this Power of Attorney does not relieve the
undersigned from responsibility for compliance with the undersigneds obligations under the Exchange Act, including without limitation the reporting requirements under Section
16 of
the Exchange Act.

       The undersigned hereby gives and grants each of the foregoing attorneys-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or appropriate to be done in and about the foregoing matters as fully to all intents and purposes as the undersigned might or could do if present, hereby ratifying all that each such attorney-in-fact of, for and on behalf of the undersigned, shall lawfully do or cause to be done by virtue of this Limited
Power
of Attorney.

       This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file
Forms
3, 4, and 5 with respect to the undersigneds holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

       IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 17th day of April
2007.


/s/ Herbert L. Henkel



STATE OF NEW JERSEY	)
			)  ss.
COUNTY OF BERGEN	)

       On this 17th day of April, 2007, Herbert L. Henkel personally appeared before me, and acknowledged that s/he executed the foregoing instrument for the purposes therein contained.

       IN WITNESS WHEREOF, I have hereunto set my hand and official seal.


/s/ Rosemarie F. Young
    Notary Public